Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Melody Carey

Rx Communications Group, LLC

Phone: (917) 322-2571

mcarey@RxIR.com

PharmAthene Reports Third Quarter 2016 Financial and Operational Results

ANNAPOLIS, MD – November 4, 2016 – PharmAthene, Inc. (NYSE MKT: PIP), a biodefense company developing medical countermeasures against anthrax, today reported its financial and operational results for the third quarter of 2016.

PharmAthene received $122.5 million from SIGA Technologies, Inc. during the nine months ended September 30, 2016, comprised of principle payments of $115 million (which amount is creditable against final satisfaction of the judgment in PharmAthene’s favor and is not refundable), and $7.5 million of payments calculated by SIGA as interest on the judgment. On October 6, 2016, SIGA paid PharmAthene an additional $10 million. Following this payment, $83.7 million remains due under the total award amount of approximately $208.7 million.

On July 20, 2016, PharmAthene and SIGA filed a Joint Motion which sought approval of amendments to SIGA’s Reorganization Plan to extend the deadline for SIGA to satisfy the judgment owed to PharmAthene from October 19, 2016 to November 30, 2016, conditioned on SIGA’s payment to PharmAthene of $100 million in aggregate (including prior payments of principal and interest) on or prior to October 19, 2016, such amount to be applied against PharmAthene’s judgment. Interest on any unpaid balance will continue to accrue at 8.75% per year and be paid monthly to PharmAthene by SIGA. The Joint Motion was approved by the Bankruptcy Court on August 18, 2016.

PharmAthene anticipates that eventual receipt of the full award from SIGA could generate substantial taxable income, which PharmAthene expects to partially offset through its tax NOL carry forwards. The Company filed its tax returns during the third quarter of 2016 for the tax year ended December 31, 2015. On that return, it recognized a worthless stock deduction and bad debt deduction related to its investment in its UK subsidiary of approximately $13.9 million and $4.0 million, respectively. The NOL reported for 2015 was approximately $21.5 million which, when added to the losses carried forward from previous years, gives the Company approximately $176.1 million in cumulative NOLs available to offset the income received related to the SIGA settlement. As of the end of the third quarter of 2016, the Company estimates that it has used approximately $114 million of the $176.1 million in cumulative NOLs.

For the three months ended September 30, 2016, PharmAthene recognized revenue of $1.0 million compared to $1.2 million for the corresponding period in 2015. This revenue was recognized under the Company’s contract with the NIAID for the development of a next generation lyophilized anthrax vaccine.

Research and development expenses in the third quarter of 2016 and 2015 were $1.2 million and $1.1 million, respectively. These expenses resulted from research and development activities related primarily to the Company’s anthrax vaccine programs.

Expenses associated with general and administrative functions were $3.7 million in the third quarter of 2016 compared to $1.2 million in the third quarter of 2015. The $2.5 million increase over the corresponding period in 2015 was primarily due to an increase in stock compensation expense and expenses related to the preparation of the proposal and protest to DHHS in response to the request for a next generation anthrax vaccine.

For the third quarter of 2016, the Company’s net income was $109.2 million, or $1.67 per diluted share, compared to net loss of $1.3 million, or $(0.02) per diluted share, for the corresponding period in 2015.

Cash and short term investments at the end of the third quarter of 2016 were $135.9 million compared to a cash balance of $15.6 million at the end of fiscal year 2015.

If SIGA pays PharmAthene cash in full on the judgment, and barring any unexpected material events, PharmAthene intends to distribute at least 90% of the after tax net cash proceeds of such payment to its shareholders. The timing and form of such a potential distribution will depend upon PharmAthene’s analysis of its current situation, applicable corporate statutes relating to distributions, and the economic consequences to its shareholders.

About PharmAthene

PharmAthene is a biodefense company engaged in the development of next generation medical countermeasures against biological threats. The Company’s development portfolio includes one next generation anthrax vaccine that is intended to improve protection while having favorable dosage and storage requirements compared to other anthrax vaccines.

Forward-Looking Statement Disclaimer

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; “will”; “project”; or similar statements are forward-looking statements. Risks and uncertainties include risks associated with our ability to fully collect a money judgment from SIGA; risks relating to the timing of payments, if any, under the SIGA litigation; our ability to make distributions of a substantial portion of the cash proceeds we may receive from SIGA; the timing, amount and form of such a distribution; risks relating to our continuing ability to recognize cost reductions; risks associated with the amount of taxable income actually generated upon the receipt of a full award from SIGA; risks associated with the availability of our NOLs, the amounts of available NOLs and any increases thereof and preservation of such NOLs; and other risks detailed from time to time in PharmAthene’s Forms 10-K and 10-Q under the caption “Risk Factors” and in its other reports filed with the U.S. Securities and Exchange Commission. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law.

Copies of PharmAthene’s public disclosure filings are available on our website under the investor relations tab at www.PharmAthene.com.

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Tables Follow

PHARMATHENE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$69,106,979	$15,569,813
Short-term investments	66,841,690	-
Billed accounts receivable	665,659	511,994
Unbilled accounts receivable	912,126	963,345
Prepaid expenses and other current assets	509,857	181,714
Total current assets	138,036,311	17,226,866

Property and equipment, net	153,823	233,694
Other long-term assets and deferred costs	-	53,384
Goodwill	2,348,453	2,348,453
Total assets	$140,538,587	$19,862,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$614,543	$521,122
Accrued expenses and other liabilities	1,778,193	1,248,708
Accrued restructuring expenses - current	173,301	381,950
Other short-term liabilities	11,588	11,250
Current portion of derivative instruments	1,150,845	16,411
Total current liabilities	3,728,470	2,179,441

Accrued restructuring expenses, less current portion	-	108,641
Other long-term liabilities	427,077	433,407
Derivative instruments, less current portion	-	491,791
Total liabilities	4,155,547	3,213,280

Stockholders’ equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 66,423,033 and 64,382,086 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	6,642	6,438
Accumulated other comprehensive income	12,346	-
Additional paid-in-capital	244,035,496	240,366,704
Accumulated deficit	(107,671,444)	(223,724,025)
Total stockholders’ equity	136,383,040	16,649,117
Total liabilities and stockholders’ equity	$140,538,587	$19,862,397

PHARMATHENE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Contract revenue	$993,885	$1,155,839	$4,110,833	$9,374,155

Operating expenses:
Research and development	1,236,692	1,125,865	3,409,005	3,962,019
General and administrative	3,714,747	1,231,035	6,343,426	5,246,396
Restructuring expense	-	422,482	-	2,519,273
Depreciation	32,235	35,005	110,371	108,798
Total operating expenses	4,983,674	2,814,387	9,862,802	11,836,486

Loss from operations	$(3,989,789)	$(1,658,548)	$(5,751,969)	$(2,462,331)
Other income:
Interest income (expense), net	25,186	(9,888)	25,614	(48,492)
Realization of cumulative translation adjustment	-	-	-	(229,192)
Change in fair value of derivative instruments	(352,057)	359,796	(642,643)	577,426
Other income - litigation	113,566,451	-	122,461,489	-
Other income (expense)	659	(691)	6,400	6,594
Total other income	113,240,239	349,217	121,850,860	306,336

Net income (loss) before income taxes	109,250,450	(1,309,331)	116,098,891	(2,155,995)
Income tax provision	(15,437)	(15,437)	(46,310)	(46,310)
Net income (loss)	$109,235,013	$(1,324,768)	$116,052,581	$(2,202,305)

Basic net income (loss) per share	$1.68	$(0.02)	$1.79	$(0.03)
Diluted net income (loss) per share	$1.67	$(0.02)	$1.79	$(0.03)
Weighted average shares used in calculation of basic net income (loss) per share	65,001,584	64,187,618	64,715,647	63,858,500
Weighted average shares used in calculation of diluted net income (loss) per share	65,814,765	64,187,618	65,322,158	63,858,500

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